As filed with the Securities and Exchange Commission on May 20, 1997
                                                     Registration No. 333-______

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                            U.S.B. HOLDING CO., INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                            36-3197969
(State of Incorporation)                       (IRS Employer Identification No.)

                               100 Dutch Hill Road
                           Orangeburg, New York 10962
          (Address, including zip code, of principal executive offices)

                          -----------------------------
                            U.S.B. HOLDING CO., INC.
                         1997 EMPLOYEE STOCK OPTION PLAN
                           DIRECTOR STOCK OPTION PLAN
                            (Full title of the plans)
                          -----------------------------

                               Steven T. Sabatini
                            Executive Vice President
                           and Chief Financial Officer
                               100 Dutch Hill Road
                           Orangeburg, New York 10962
                     (Name and address of agent for service)

                                 (914) 365-4600
          (Telephone number, including area code, of agent for service)
                          -----------------------------

                                    Copy to:

                             Edwin T. Markham, Esq.
                                 Parson & Brown
                                666 Third Avenue
                            New York, New York 10017

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


      Title of               Amount           Proposed              Proposed           Amount of
   Securities to              to be       Maximum Offering      Maximum Aggregate     Registration
   be Registered           Registered     Price Per Share        Offering Price           Fee
--------------------------------------------------------------------------------------------------
Common Stock,
$5 per share
par value

-1997 Employee
Stock Option Plan
(Subject to Grant)          600,000              $30.06(1)        $18,036,000.00     $5,465.45

-Director Stock
Option Plan                   4,418               $4.21               $18,599.78         $5.64
                              8,836               $4.50               $39,762.00        $12.05
                             13,254               $4.66               $61,763.64        $18.72
                              4,418               $4.12               $18,202.16         $5.52
                             22,360               $4.89              $109,340.40        $33.13
                             27,950               $9.51              $265,804.50        $80.55
                             42,350              $10.54              $446,369.00       $135.26
                             42,350              $14.09              $596,711.50       $180.82
                             42,350              $30.31            $1,283,628.50       $388.98
-Director Stock
Option Plan
(Subject to Grant)           44,212              $30.06(1)         $1,329,012.72       $402.73
                    ----------------------------------------------------------------------------
               TOTAL        852,498                               $22,205,194.20     $6,728.85
                    ---------------=============================================================


(1) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee relating to these shares of Common Stock being registered have been based on the average of the high and low prices of the Common Stock as reported on the American Stock Exchange on May 14, 1997.

                            U.S.B. HOLDING CO., INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by U.S.B. Holding Co., Inc., the registrant, are incorporated as of their respective dates in this Registration Statement by reference:

        A. The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

        B. All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996.

        C. Description of the registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 17, 1997, which incorporates by reference the description contained in Post-Effective Amendment No.1, filed on August 2, 1994, to the registrant's Registration Statement Form S-3 (No. 33-72788), filed on December 10, 1993.

        All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

        Not applicable

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The registrant's Certificate of Incorporation (the "Certificate") provides that, to the full extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"), no member of the Board of Directors of the registrant will be personally liable to the registrant or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a member of the Board of Directors of the registrant other than liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        The By-laws of the registrant (the "By-laws") provide that the registrant will indemnify any person who has been made a party to, or has been threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, by reason of the fact that he is or was a director, officer or employee of the registrant, or is or was serving at the request of the registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by statute.

        The By-laws further provide that expenses incurred by any director, officer or employee in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the registrant as so authorized in the By-laws. Such expenses incurred by other agents may be so paid upon terms and conditions, if any, as the Board of Directors deems appropriate.

        The By-laws also provide that the indemnification and advancement of expenses provided by or granted pursuant to the By-laws shall not be deemed exclusive of nor in any way limit any other rights to which those persons seeking indemnification or advancement of expenses may be or may become entitled as a matter of law, by the Certificate, the By-laws, agreement, insurance, vote of directors or stockholders or otherwise.

        The directors and officers of the registrant are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, pursuant to the directors' and officers' liability insurance policy of the Company.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.        EXHIBITS.

        Exhibit
        Number                      Description
        -------                     -----------

        5.1 Opinion of counsel as to legality of securities being registered.

        23.1          Consent of independent public accountants.

        23.2          Consent of counsel (contained in Exhibit 5.1).

        24.1          Power of Attorney (see page II-6).

        99.1          1997 Employee Stock Option Plan.(1)

        99.2          Director Stock Option Plan.(2)

-----------------------

(1) Incorporated by reference to the registrant's Proxy Statement for the 1997 Annual Meeting of Shareholders.

(2) Incorporated by reference to the registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

ITEM 9.        UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement;

provided, however, that paragraphs (a)(1))(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy has expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Orangeburg, State of New York, on this 14th day of May, 1997.

                                          U.S.B. HOLDING CO., INC.



                                          By:   /s/ Thomas E. Hales
                                                __________________________
                                                Thomas E. Hales
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Thomas E. Hales, Raymond J. Crotty, and Steven T. Sabatini and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or supplements hereto ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May14, 1997.

Signature                                    Title
---------                                    -----




  /s/ Thomas E. Hales
__________________________________           Chairman, President, Chief Executive Officer
      Thomas E. Hales                        and Director (principal executive officer)


  /s/  Steven T. Sabatini
__________________________________           Executive Vice President and Chief Financial
     Steven T. Sabatini                      Officer (principal financial officer and
                                             principal accounting officer)

  /s/  Raymond J. Crotty
__________________________________           Director
     Raymond J. Crotty



__________________________________           Director
       Howard V. Ruderman



  /s/  Fred F. Graziano
__________________________________           Director
       Fred F. Graziano



  /s/  Kenneth J. Torsoe
__________________________________           Director
       Kenneth J. Torsoe



  /s/   Michael H. Fury
__________________________________           Director
         Michael H. Fury



  /s/  Herbert Peckman
__________________________________           Director
         Herbert Peckman
